Exhibit 99.1

News Release
CORPORATION
7140 Office Circle
P.O. Box 15600
Evansville, IN 47716

Investor Contact:	Todd Taylor
Phone:	(812) 962-5105

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Announces Extension of Milestone Date for Final Agreement

Continues Constructive Discussions with Creditors

EVANSVILLE, Ind. – September 25, 2009 – Accuride Corporation (OTCBB:  AURD) today announced that it continues to have constructive discussions with its key constituents regarding an expected restructuring transaction.  To facilitate these discussions, the holders of its 8-1/2% Senior Subordinated Notes due 2015 have agreed to extend the milestone date for achieving an agreement to a restructuring transaction under their forbearance agreement until September 30.  Accuride’s senior lenders have also extended the milestone date under their temporary waiver until September 30.  These extensions are expected to provide Accuride the time necessary to finalize terms of a financial restructuring that includes sufficient financing of its operations to provide security to its business partners.

“We appreciate the accommodation by our senior lenders and noteholders to allow additional time to finalize an acceptable restructuring arrangement,” said Bill Lasky, Accuride’s President, CEO, and Chairman of the Board.  “We also appreciate the ongoing support of our customers and suppliers and expect to continue the uninterrupted supply of our products and the payment of our suppliers as we continue through the restructuring process.”

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions.  It is important to note that Accuride’s actual future results could differ

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materially from those expressed or implied in such forward-looking statements, and such statements are subject to a number of risks, uncertainties and other factors.  These factoPrs could include, among other things, whether Accuride is able to successfully finalize the terms of the Agreement in Principle prior to the expiration of the third temporary waiver and the forbearance agreement, whether Accuride determines that another restructuring alternative provides greater value to Accuride and its stakeholders, and Accuride’s on-going liquidity and financing concerns.   In addition, such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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